SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2004

Waxman Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-5888 (Commission File Number)	34-0899894 (IRS Employer Identification Number)

24460 Aurora Road, Bedford Heights, Ohio (Address of principal executive offices)		44146 (Zip Code)

Registrant’s telephone number, including area code: (440) 439-1830

Not Applicable

(Former name or former address, if changed since last report.)

Item 12. Results of Operations and Financial Condition.
SIGNATURES
INDEX TO EXHIBITS
EX-99.3 Press Release

Item 12. Results of Operations and Financial Condition.

On February 2, 2004, Waxman Industries, Inc. (the “Company”) issued a press release announcing its fiscal 2004 second quarter and year to date earnings and condensed income statements for the periods ended December 31, 2003 and 2002 and condensed balance sheets for December 31, 2003 and June 30, 2003. The press release also announced the Company had filed a Schedule 13E-3 on January 29, 2004, with respect to a 1-for-100 reverse stock split, whereby post-split fractional shares under 1 would be cancelled, with the shareholder receiving the right to receive $7.63 per pre-split share, followed by an immediate 100-for-1 forward stock split. The reverse and forward stock split transactions are subject to, among other things, stockholder approval. The press release is annexed as an exhibit and incorporated by reference herein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAXMAN INDUSTRIES, INC. (Registrant)
Date: February 2, 2004	By:	/s/ Mark W. Wester
		Name:	Mark W. Wester
		Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Page No.

99.3	The Company’s Press Release, dated February 2, 2004, regarding its fiscal 2004 second quarter and year to date earnings and condensed income statements for the periods ended December 31, 2003 and 2002 and condensed balance sheets for December 31, 2003 and June 30, 2003, and the proposed reverse stock split, fractional share repurchase and forward stock split.